Exhibit 23.5

Consent of Independent Auditor

We consent to the use in this Registration Statement on Form S-1 of Infrastructure and Energy Alternatives, Inc. of our reports dated November 2, 2018, relating to the combined financial statements of William Charles LTD and William Charles Purchasing, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference of our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Rockford, Illinois

November 26, 2019